Exhibit 99.1

Worthington Industries Signs Agreement With WISCO for Majority Ownership of TWB

COLUMBUS, OH--(Marketwired - July 31, 2013) - Worthington Industries (NYSE: WOR) announced today that it closed on an agreement with Wuhan Iron and Steel Company (WISCO) to become the majority member in Tailor Welded Blanks (TWB), its laser welded blanking joint venture. Immediately following WISCO's acquisition of ThyssenKrupp's ownership in TWB, Worthington acquired an additional 10% share bringing its ownership in TWB to 55%. TWB has strong ties to the automotive market, working with customers to reduce the weight of vehicles and help decrease manufacturing costs. WISCO is a leading steel mill in China and one of the world's largest steel producers. As a result of the acquisition, the TWB joint venture will now be consolidated with the Steel Processing segment of Worthington Industries. Terms of the agreement will not be disclosed.

"We have enjoyed a long partnership with ThyssenKrupp in our successful TWB joint venture and we look forward to the continued success of TWB with our new partner," said John McConnell, Chairman and CEO. "As automotive manufacturers continue to look for opportunities to reduce the weight of vehicles, TWB is well positioned to assist customers with this objective." Steel Processing President Geoff Gilmore added, "We are excited about consolidating TWB with our Steel group and deepening a strong relationship with WISCO."

About TWB Company, LLC
TWB Company, LLC was formed in 1992 as a joint venture between Thyssen and Worthington Industries. Thyssen developed laser welding of automotive body panels and Worthington is a leading steel processor in North America. TWB has played a key role in the development of the tailor welded blank market in North America since its inception and is currently the leading manufacturer of tailor welded products in the NAFTA region. There are seven TWB facilities in North America supporting JIT production and services to customers.

About Worthington Industries
Worthington Industries is a leading diversified metals manufacturing company with 2013 fiscal year sales of $2.6 billion. The Columbus, Ohio based company is North America's premier value-added steel processor and a leader in manufactured pressure cylinders, such as propane, oxygen and helium tanks, hand torches, refrigerant and industrial cylinders, camping cylinders, exploration, recovery and production products for global energy markets; scuba tanks, and compressed natural gas storage cylinders; custom-engineered open and enclosed cabs and operator stations for heavy mobile equipment; steel pallets and racks; and through joint ventures, suspension grid systems for concealed and lay-in panel ceilings, current and past model automotive service stampings, laser welded blanks, and light gauge steel framing for commercial and residential construction. Worthington employs approximately 10,000 people and operates 82 facilities in 11 countries.

Founded in 1955, the Company operates under a long-standing corporate philosophy rooted in the golden rule. Earning money for its shareholders is the first corporate goal. This philosophy serves as an unwavering commitment to the customer, supplier, and shareholder, and it serves as the Company's foundation for one of the strongest employee-employer partnerships in American industry.

Safe Harbor Statement
The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.

CONTACTS:
Cathy M. Lyttle
VP, Corporate Communications and Investor Relations
Phone: (614) 438-3077
E-mail: Cathy.Lyttle@WorthingtonIndustries.com

Sonya L. Higginbotham
Director, Corporate Communications
Phone: (614) 438-7391
E-mail: Sonya.Higginbotham@WorthingtonIndustries.com